Exhibit 4.1

EXECUTION VERSION

Dated July 31, 2019

CONVERTIBLE BONDS

SUBSCRIPTION AGREEMENT

between

INOVIO PHARMACEUTICALS, INC.

- Company -

and

KIP RE-UP FUND

KIP ACE FUND (17)

KIP BEYOND FUND (17)

KIP CORE FUND (17)

KIP DREAM FUND (17)

KIP ESSENCE FUND (17)

KIP FUTURE FUND (17)

KIP GROWTH FUND (17)

KIP HIGH FUND (17)

KIP IMPACT FUND (17)

KIP JOINT FUND (17)

KIP KEY FUND (17)

SAMSUNG SECURITIES CO., LTD.

SHINHAN INVESTMENT CORP.

- Investors -

THIS CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT (this “Agreement”) dated July 31, 2019 (the “Effective Date”) is made by and between:

(1)

INOVIO PHARMACEUTICALS, INC., a Delaware corporation, having its registered office in the State of Delaware at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, USA (the “Company”); and

(2)	the Investors specified on Schedule I at the address set forth therein (each, an “Investor” and collectively, the “Investors”)

WHEREAS, the Company is a Delaware corporation with its shares of common stock listed on the Nasdaq Global Select Market (“NASDAQ”); and

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors wishes to subscribe for convertible bonds in KRW18,000,000,000 aggregate principal amount of 1.0% Convertible Bonds due 2024 (each, a “Bond” and together, the “Bonds”), on the terms and conditions hereinafter appearing and subject to the conditions set out in Exhibit B hereto (the “Subscription”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors agree as follows:

1.	Definitions and Rules of Construction.

The rules of construction set forth in Annex A hereto shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully in this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Agreement as if set forth fully in this Agreement. Not all terms defined in Annex A are used in this Agreement. A “Bondholder” and (in relation to a Bond) a “Holder” means the person in whose name a Bond is registered.

2.	Issuance and Subscription; Price and Payment

2.1

Authorization of the Bonds. The Company has duly authorized to issue and sell the Bonds on August 1, 2019 KST or such other date as may be agreed between the Company and the Investors (the “Issue Date”), pursuant to the terms and conditions as set forth herein.

2.2

Price and Payment. Subject to Section 8 hereof, each Investor agrees to subscribe for the principal amount of Bonds set forth across such Investor’s name on Schedule I hereto at a price equal to such principal amount (the “Subscription Price”) on the Issue Date.

2.3

The Bonds. The Bonds shall be subject to the Terms and Conditions and the certificates representing the Bonds shall be issued in the form set out in Exhibit A to this Agreement. The Bonds will be convertible, in accordance with the terms attached thereto, into Conversion Securities.

3.	Selling Restrictions

3.1

Each of the Company and the Investors will observe all applicable Laws and regulations in each jurisdiction in which the Company may offer, sell or deliver the Bonds or distribute or publish, in relation to the Bonds, any prospectus, form of application, offering circular, advertisement or other offering material.

3.2

In particular, each Investor understands that (a) the Bonds have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and the Investor will not, directly or indirectly, offer, sell or deliver any Bonds in Korea or to, or for the account or benefit of, any resident of Korea, or to others for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, in violation of applicable Korean Laws, and (b) the Bonds and the Conversion Securities issuable upon conversion of the Bonds have not been registered under the Securities Act. As a result, the Bonds may not be offered or sold within the United States or to, or for the account or benefit of, “U.S. persons” (as defined in Regulation S), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Company is initially offering the Bonds only to IAIs.

3.3	The Bonds will be subject to the following transfer restrictions:

(a)

Prior to the applicable Resale Restriction Termination Date, Bonds may only be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed (1) to the Company, (2) pursuant to a registration statement that has been declared effective under the Securities Act (3) to an IAI that is acquiring the Bonds for its own account, or for the account of or benefit of an IAI, in each case, in a minimum principal amount of the Bonds of KRW1,000,000,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (4) pursuant to another available exemption from the registration requirements of the Securities Act.

(b)

In the case of any reoffering, sale, assignment, transfer, pledge, encumbrance or other disposition of the Bonds (other than a transfer to the Company or pursuant to a registration statement that has been declared effective under the Securities Act), the Company may require the delivery of an opinion of counsel, certification and/or other information satisfactory to it as a condition to registering any such reoffering, sale, assignment, transfer, pledge, encumbrance or other disposition.

(c)

The Bonds may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed without the prior written consent of the Company, which shall not be unreasonably withheld or delayed, unless an Event of Default under Condition 8(A)(i) or 8(A)(iv) of the Terms and Conditions has occurred and is continuing, or the transferee is an Affiliate of the Investors, provided, however, that under no circumstances may the Bonds be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed to any Disqualified Investor. Any such sale, assignment, transfer, pledge, encumbrance or disposal of the Bonds shall be effective only upon (i) the Company’s receipt of a duly executed Form of Transfer, in the form attached hereto as Schedule 1 to the Form of Bond Certificate, (ii) the agreement of the transferee to be bound by the agreements of the Investors contained in this Subscription Agreement, (iii) the recording of such transfer pursuant to Section 8.4, and (iv) the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company as to the compliance of such sale, assignment, transfer, pledge, encumbrance or disposal to the Securities Act and any other application securities laws.

3.4	Further to the foregoing, each Bond will bear the legends set forth in Exhibit A.

3.5

Any Conversion Securities issued to a Bondholder that is an “Affiliate” of the Company shall be subject to such legends and restrictions on transfer as specified by the Company from time to time to ensure compliance with the Securities Act.

4.	Closing

The issuance and sale by the Company and the subscription and purchase by the Investors of the Bonds (the “Closing”) shall take place on the Issue Date, provided that each of the conditions in Section 9 hereof shall have been satisfied (or waived by the relevant party) on or prior to the Issue Date or be satisfied concurrently with the Closing. At the Closing, provided that the conditions in Section 9 are satisfied (or waived by the relevant party), the Company shall deliver to each Investor or any other persons designated by such Investor definitive certificate(s) representing the Bonds (in the form set out in Exhibit A) to be purchased by such Investor, dated the Issue Date, against payment by such Investor of the relevant Subscription Price payable by such Investor. Each Investor shall pay the Subscription Price for the Bonds by wire transfer from its bank account in Korea to a foreign exchange bank account in Korea designated by the Company, which shall be separately notified by the Company to the Investors.

5.	Representations and Warranties of the Company

The Company represents and warrants to the Investors that the following statements in this Section 5 are true and correct as of the Effective Date and shall be so as of the Issue Date as if made on such date.

5.1	Corporate Organization and Authority.

(a)

Each member of the Company Group has been duly organized, is validly existing and in good standing under the Laws of the jurisdiction of its organization and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business as a foreign corporation in each foreign jurisdiction in which it conducts business, and such qualification is required, pursuant to applicable Laws in such foreign jurisdiction.

(b)	Each member of the Company Group has the requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted.

(c)	The Company’s shares of common stock are duly listed on the NASDAQ.

5.2

Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver the Financing Documents, to sell and issue the Bonds, to issue the Conversion Securities and to carry out and perform its obligations under the terms of the Financing Documents.

5.3

Corporate Authorization and Enforceability; No Contravention. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of it in accordance with their respective terms and applicable Laws except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general equity principles; The Bonds have been duly authorized by the Company, and when duly executed, issued and delivered by the Company, will constitute valid and binding obligations of the Company in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general equity principles. The execution and delivery by the Company of the Financing Documents, and the performance by the Company of their obligations thereunder do not and will not (i) contravene any provision of the organizational documents of any member of the Company Group; (ii) violate any applicable Law, (iii) violate, constitute a default under, permit the termination or acceleration of the maturity of, or cause the loss of any rights or options under, any contract to which any member of the Company Group is a party, or (iv) result in the creation or imposition of any Lien or other encumbrance upon any property or other assets of any member of the Company Group.

5.4.	Capitalization and Subsidiaries.

(a)

Schedule 5.4 attached hereto sets forth an accurate and complete list as of the date hereof of the authorized capital stock of each member of the Company Group, and the outstanding shares of capital stock of each member of the Company Group. The outstanding shares of capital stock or equity interests of each member of the Company Group are validly issued, fully paid and non-assessable. The Company owns all of the issued and outstanding capital stock or other equity interests of each of the Company’s Subsidiaries, free and clear of all Liens. Other than as disclosed in the SEC Documents (as defined below) (including pursuant to the Company’s stock option, stock bonus or other stock plans or arrangements described therein and the options or other rights from time to time granted thereunder), there is neither (x) any outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any member of the Company Group to either issue any of the capital stock or other equity interests of any member of the Company Group or acquire any existing shares of the capital stock or other equity interests from other shareholders of any member of the Company Group, other than statutory pre-emptive rights under applicable Laws; nor (y) any securities or rights convertible into, or exchangeable with, shares of any capital stock of any member of the Company Group.

(b)

The Company does not own or hold, directly or indirectly, any share of capital stock in any Person other than its Subsidiaries set forth in Schedule 5.4, and none of those Subsidiaries of the Company owns or holds, directly or indirectly, any share of capital stock in any Person (other than shares of their respective Subsidiaries).

5.5

Governmental and Third Party Consents. No consent, approval, Order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Government Authority or any other Person on the part of the Company is required in connection with the offer, sale and issuance of the Bonds and the consummation of the transactions contemplated by the Financing Documents, except for the filing of a Form D with regards to the issuance of any IAI Bonds and the filing of a foreign exchange report with the MOEF with regards to the issuance of the Bonds.

5.6	SEC Documents; Financial Statements.

(a)

During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, including without limitation, Current Reports on Form 8-K filed by the Company with the SEC whether required to be filed or not (but excluding items furnished pursuant to Item 7.01 thereunder), and all exhibits and appendices included therein (other than Exhibits 99.x furnished with Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, when they became effective or were filed with the SEC, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they became effective or were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

As of their respective dates, the financial statements of the Company, together with the related notes, included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company restate any of the Financial Statements or that there is any need for the Company to restate any of the Financial Statements.

(c)

Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would reasonably be expected to have a Material Adverse Effect.

5.7

Absence of Certain Changes; No Material Adverse Change. Since June 30, 2018, each member of the Company Group has conducted its business only in the ordinary course except as disclosed in the SEC Documents. (i) Since December 31, 2018, there has been no Material Adverse Change in the financial condition, assets, liabilities, business, operations, customers or prospects of any member of the Company Group or in the value or condition of its properties and assets; and (ii) between June 30, 2018 and December 31, 2018, there has been no such Material Adverse Change except as disclosed in the SEC Documents. To the best Knowledge of the Company, there is no fact or contingency which would reasonably be expected to result in a Material Adverse Change in the financial condition, assets, liabilities, business, operations, customers or prospects of any member of the Company Group or in the value or condition of their properties and assets.

5.8

Material Contracts. None of the members of the Company Group, or to the Knowledge of the Company, any other party to each such contract is in violation or breach of, or in default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under, or permit the termination of, any Material Contract, in each case, that would reasonably be expected to have a Material Adverse Effect. No member of the Company

Group has received any written notice of material breach, termination, rescission or non-renewal of any Material Contract from the relevant counterparty.

For purposes of this Section 5.8, “Material Contract” shall mean any material contract or agreement which the Company may file or be required to file with the SEC under the Exchange Act or the Securities Act (other than any management contract or compensatory plan, contract or arrangement).

5.9

Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Bonds or the Conversion Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Bonds or Conversion Securities.

5.10

Conversion Securities. The Conversion Securities, when issued in accordance with the Terms and Conditions of the Bonds, shall be duly and validly issued, non-assessable and fully paid, and shall be free of any preemptive or similar rights or any Lien. Subject to the accuracy of the representations and warranties of the Investors in this Agreement and their compliance with the agreements set forth herein, the offer and issuance by the Company of the Bonds and the Conversion Securities issuable upon conversion thereof is exempt from registration under the Securities Act.

5.11

Litigation. There is no Order, action, suit, charge, claim, arbitration, investigation or other legal or administrative proceedings (“Action”) pending or existing (or to the best Knowledge of the Company, threatened in writing) against any member of the Company Group, its activities or its properties before any Government Authority that would reasonably be expected to have a Material Adverse Effect.

5.12

Title to Properties; Liens and Encumbrances. Each member of the Company Group has (i) good and marketable title to all its properties and assets, both real and personal, that are Material to the business of the Company and its Subsidiaries, taken as a whole, and (ii) good title to all its leasehold interests, that are Material to the business of the Company and its Subsidiaries, taken as a whole, in each case not being subject to any Liens, other than Liens (a) relating to current taxes not yet due and payable and (b) which do not materially detract from the value of the property or materially impair the operations of the Company and its Subsidiaries, taken as a whole. With respect to the properties and assets leased by the Company it is in compliance with such leases, which are in force and effect. All properties of each member of the Company Group (i) have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used; and (ii) when taken as a whole, constitute all properties and assets necessary to permit the respective member of the Company Group to carry on its business as conducted by such member, except, in each of (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

5.13	Patents and Other Proprietary Rights.

(a)

Each member of the Company Group has sufficient title and ownership of or rights to use Intellectual Property necessary to enable it to carry on its business as now conducted or as proposed to be conducted. To the Company’s Knowledge, all Material Intellectual Property owned by or licensed to any member of the Company Group is legally valid and enforceable and the Company has no Knowledge of any ground for the invalidity of the same. To the Company’s Knowledge, the Material Intellectual Property owned, registered or applied for by or licensed to each member of the Company Group does not conflict with, or constitute an infringement of, the Intellectual Property rights of others.

(b)

No member of the Company Group nor, to the Knowledge of the Company, any of their respective directors, officers, employees, agent, representatives and consultants have violated or infringed, and are not currently violating or infringing, and no member of the Company Group has received any written or oral communication alleging that any member of the Company Group or any of their respective directors, officers, employees, agents, representatives and consultants have violated or infringed or, by conducting its business as proposed, would violate or infringe, any Intellectual Property of any other Person, except as would not reasonably be expected to have a Material Adverse Effect.

(c)	The Company does not have any knowledge of any continuing infringement by any third party of any Material Intellectual Property owned or licensed to any member of the Company Group.

(d)	The Company has taken all commercially reasonable actions necessary to protect the Company Group’s Material Intellectual Property.

5.14

Compliance with Law and Documents. No member of the Company Group is in violation or default of any provisions of the Certificate of Incorporation and Bylaws or its constitutional documents as in effect. Each member of the Company Group is in compliance with any Laws to which it is subject and any Orders to which it is a party or by which it is bound in all material respects. The Company has not received any notice of any violation by any Member of the Company Group of any Law or Order, which has not been remedied prior to the date hereof.

5.15

Permits. Each member of the Company Group has all material franchises, permits, licenses and any similar Governmental Authority approval necessary for the conduct of its business as currently conducted except to the extent that failure to possess such franchises, permits, licenses and approvals would not reasonably be expected to have a Material Adverse Effect (the “Licenses”), and each member of the Company Group will be able to obtain and maintain, without undue burden or expense, all such Licenses for the conduct of its business as proposed. The Licenses are in full force and effect. No member of the Company Group is in default in any Material respect under any of its Licenses, nor has it received any notice relating to the suspension, revocation or modification of any of its Licenses.

5.16

Disclosure. (i) The Financing Documents do not, and (ii) to the Knowledge of the Company, the disclosures made through the EDGAR system and all other information or documents provided or delivered by the Company to the Investors or their attorneys or agents, taken as a whole, in connection with the transactions contemplated by the Financing Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they were made.

5.17	Labor Relations. Except as would not reasonably be expected to have a Material Adverse Effect,

(a)

each member of the Company Group is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours in all material respects, and is not, and has not, engaged in any unfair labor practice within a three-year period prior to the Effective Date;

(b)

there is no unfair labor practice claim or complaint, or workers’ compensation claim, against any member of the Company Group pending or, to the best Knowledge of the Company, threatened before any Governmental Authority; and

(c)

there is no labor strike, work stoppage, production or work slowdown or other labor dispute involving any member of the Company Group or any of its employees pending or, to the best Knowledge of the Company, threatened against any member of the Company Group and, to the best Knowledge of the Company, there is no labor union or other employee organizing effort pending or threatened against any member of the Company Group and there has not been for a three-year period prior to the Effective Date any such labor strike, work stoppage, production or work slowdown or other labor dispute.

5.18	Employee Benefits.

(a)	Except as would not reasonably be expected to have a Material Adverse Effect:

(1)

Each Employee Benefit Plan has been administered in compliance with its terms and with all applicable laws, including, but not limited to, the Internal Revenue Code of 1986, as amended (the “Code”) and ERISA;

(2)

There are no actions, suits, claims or disputes pending, or to knowledge of the Company threatened, nor any audits, inquiries, reviews, proceedings, claims, or demands pending with any governmental authority with respect to any Employee Benefit Plan (other than routine claims for benefits);

(3)

Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code is subject to a favorable determination letter or opinion letter upon which the Company is entitled to rely under Internal Revenue Service pronouncements, that such plan is qualified and no action or omission has occurred with respect to any such plan since the date of such determination letter or opinion letter which would adversely affect its qualification;

(4)

No Employee Benefit Plan is or was within the past six (6) years, and neither the Company nor any ERISA Affiliate has or is reasonably expected to have any obligation or liability under (i) a plan subject to Section 412 of the Code and/or Title IV of ERISA; (ii) a multi-employer plan as defined in Section 4001(a)(3) of ERISA, or (iii) a multiple employer plan as described in Section 413(c) of the Code. For this purpose, “ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA;

(5)

Neither the Company nor any Subsidiary is obligated under any Employee Benefit Plan or otherwise to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment, except as required under Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable law; and

(6)

Neither the Company nor any Subsidiary will be obligated to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual. The transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable by the Company being classified as an excess parachute payment under Section 280G of the Code.

5.19

Tax. Each member of the Company Group has filed all U.S. federal, and material state and material foreign tax returns required to be filed, has paid all U.S. federal, and material state and material foreign taxes required to be paid in respect of any and all periods, has established an adequate accrual or reserve for the payment of all U.S. federal, and material state and material foreign taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated U.S. federal, and material state and material foreign tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. No member of the Company Group is delinquent in the payment of any U.S. federal, and material state and material foreign tax and is not delinquent in the filing of any material tax return, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against any member of the Company Group. No member of the Company Group is currently under any Action, audit, investigation, examination, litigation or any other proceedings, pending or threatened, nor has any member of the Company Group been audited, by any relevant tax authority or any other Government Authority, with respect to any tax or tax return other than any such item that is being contested in good faith. Each member of the Company Group has withheld and paid to the proper Government Authority all U.S. federal, and material state and material foreign taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. No member of the Company Group has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

5.20

Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, each member of the Company Group has complied with all applicable environmental, public health and safety and employee health and safety laws and regulations (“Environmental Laws”), including those relating to any hazardous, toxic or polluting materials, substances, wastes, pollutants or contaminants (including, without limitation, petroleum and petroleum products, PCBs, radioactive materials, asbestos or asbestos containing materials) and has obtained all material permits, licenses and authorizations and filed all material notices which are required to be obtained or filed by it for the operation of its business under all applicable Laws and regulations. No member of the Company Group has received any written communication, whether from a Governmental Authority or other third party that alleges that it is not in compliance with any of the Environmental Laws, except for non-compliance which would not reasonably be expected to have a Material Adverse Effect.

5.21

Related Party Transactions. All transactions between any member of the Company Group, on the one hand, and any of its and its Affiliates’ respective directors, executive officers, employees, shareholders or Affiliates (other than any other member of the Company Group), or any director or executive officer of any entity in which any director or executive officer of any member of the Company Group is a manager or directly or indirectly holds equity securities or its respective assets, on the other hand (collectively, “Related Party Transactions”), (x) were entered into on an arm’s-length basis; and (y), to the extent not expired or terminated, are in full force and effect and enforceable in accordance with their terms.

5.22

Insurance. Each member of the Company Group has subscribed to all insurance policies required by applicable Law and customarily carried by companies engaged in businesses similar to their respective businesses. Such insurance policies are currently in full force and effect and will not be affected or terminated due to the transactions contemplated under the Financing Documents and no member of the Company Group has received any notice that any of such policies will be cancelled or will not be renewed. All premiums due and payable under the insurance policies have been paid by the respective member of the Company Group, as applicable, and there are no overdue payments.

5.23

Anti-Bribery. No member of the Company Group, nor, to the Company’s knowledge, any director, officer or employee of the foregoing (each a “Company Party”), has taken any action, directly or indirectly, that would result in a violation of or has violated any Anti-Bribery Laws, including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic Government Official or employee, nor has any Company Party offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to a Government Official or to any Person under circumstances where such Company Party knew that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) influencing any act or decision of such Government Official in his official capacity; (ii) inducing such Government Official to do or omit to do any act in relation to his lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in order to assist any member of the Company Group in obtaining or retaining business for or with, or directing business to any member of the Company Group or in connection with receiving any approval of the transactions contemplated herein. No Company Party has accepted anything of value for any of the Persons listed in clauses (i) through (iv) of this Section 5.23.

5.24	OFAC. No Company Party is owned or controlled by a Person that is targeted by or the subject of any Sanctions.

5.25

Anti-Money Laundering. The operations of each member of the Company Group are and have been conducted at all times in compliance with (i) the U.S. Patriot Act of 2001, as amended, (ii) the U.S. Money Laundering Control Act of 1986, as amended, and (iii) any other applicable law of any relevant jurisdiction having the force of law and relating to anti-money laundering, as each such law may be amended from time to time (the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such member of the Company Group with respect to the Money Laundering Laws is pending or threatened.

5.26	[reserved]

5.27

Sarbanes-Oxley; Internal Accounting Controls. Each member of the Company Group is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. Each member of the Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each member of the Company Group has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

5.28

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Financing Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Financing Documents.

5.29

Investment Company. The Company is not and immediately after receipt of payment for the Bonds, will not be an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the U.S. Investment Company Act of 1940, as amended.

5.30

Registration Rights. Other than as contemplated by the Financing Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

5.31

Listing and Maintenance Requirements; NASDAQ Regulation. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the NASDAQ to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

5.32

No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 6, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the NASDAQ.

6.	Representations, Warranties and Covenants of the Investors

Each Investor represents and warrants to the Company that the following statements in this Section 6 are true and correct as of the Effective Date and shall be so as of the Issue Date as if made on such date.

6.1	Organization and Authority.

(a)	The Investor has been duly organized and is validly existing under the Laws of Korea.

(b)	The Investor has the requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted.

6.2

Power. The Investor has all requisite legal power and authority to execute and deliver the Financing Documents to which it is a party, and to carry out and perform its obligations under the terms of the Financing Documents.

6.3

Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligations of the Investor in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general equity principles.

6.4

Governmental and Third Party Consents. No consent, approval, Order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Government Authority or any other Person on the part of the Investor is required in connection with the consummation of the transactions contemplated by the Financing Documents.

6.5

Purchase Entirely for Own Account. The Bonds to be acquired by the Investor will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and at present, the Investor has no intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Bonds or Conversion Securities.

6.6

Disclosure of Information; Investment Experience. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the sale and purchase of the Bonds with the Company’s management and has had an opportunity to review the Company’s facilities. The Investor represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it is able to fend for himself, herself or itself, can bear the economic risk of such investment, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Bonds. The foregoing, however, does not limit or modify the representations and warranties of the Company herein or the right of the Investor to rely thereon.

6.7	Restricted Securities.

(a)

The Investor understands that the Bonds and the Conversion Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Bonds and the Conversion Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Bonds and such Conversion Securities unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Bonds or the Conversion Securities, and on requirements relating to the Company which are outside of the Investors’ control, and which the Company is under no obligation and may not be able to satisfy.

(b)

The Investor is an IAI that is acquiring the Bonds for its own account or for the account of an IAI, in each case in a minimum principal amount of the Bonds of KRW1,000,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act.

(c)

The Investor has not offered or sold, and will not offer and sell any Bonds prior to the Resale Termination Date, except as permitted pursuant to Section 3, neither it nor any of its Affiliates has or will engage in any Hedging Transactions involving the Bonds or the Conversion Securities prior to the Maturity Date.

The Investor further warrants, represents and covenants as follows: (i) it has not entered into any contractual arrangement with any distributor with respect to the distribution of the Bonds or the Conversion Securities, except with its Affiliates or with the prior written consent of the Company, and (ii) it will not and will ensure that none of its Affiliates will enter into any Hedging Transactions involving the Bonds or the Conversion Securities prior to the Maturity Date.

7.	Use of Proceeds

The Company shall use the proceeds from the issuance of the Bonds and payment of the Subscription Price only for research and development and for working capital purposes.

8.	Fees, Taxes and Expenses

8.1	Expenses.

(a)

Each Party shall bear all of its own out-of-pocket expenses including, without limitation, legal expenses, signing, travel, accommodation, fiscal taxes, telecommunications, photocopies and fees of professional advisers in connection with the issue of the Bonds, provided, however, that the Company shall reimburse the Investors for 50% of the Investors’ professional service fees incurred for due diligence upon Closing up to an amount separately agreed between the Company and the Investors.

(b)

For the avoidance of doubt, all costs and expenses which may be necessary to issue the Conversion Securities upon conversion of the Bonds and/or the Company’s issuance, listing and registration of the Conversion Securities on the relevant stock exchange, as applicable, shall be borne by the Company, other than any stamp, issue, registration or similar taxes and duties (if any) arising upon conversion or payable in any jurisdiction consequent upon the issue or delivery of Conversion Securities or any other securities, property or cash to or to the order of a person other than the applicable Investor pursuant to Condition 4(B)(i) of the Terms and Conditions.

8.2

The Company shall deduct and withhold from all payments the amounts required to be deducted and withheld under applicable law. Any amounts withheld shall be timely paid over to the appropriate governmental authority in accordance with applicable law. To the extent that amounts are deducted and withheld from payments, such deducted and withheld amounts shall be treated for all purposes as having been paid to the person in respect of whom such deduction and withholding was made. If a payment is payable (in whole or in part) in consideration other than cash and if the cash portion of any such payment is insufficient to satisfy all required tax withholding obligations, the Company shall retain an amount of the non-cash consideration otherwise payable equal in value to the amount required to satisfy any applicable withholding taxes (as reasonably determined by the Company).

Each Investor shall, to the extent it is legally able to do so, provide the Company with documentation, including an IRS Form W-9 or the applicable IRS Form W-8, along with other documentation requested by the Company to allow the Company to reduce applicable United States withholding tax pursuant to a tax treaty with the United States or an exemption from withholding under the Internal Revenue Code of 1986, as amended.

8.3

The Company and each Bondholder shall treat the Bonds as indebtedness issued with original issue discount within the meaning of Section 1273(a) of the United States Internal Revenue Code of 1986, as amended for U.S. federal income tax purposes if required by Law.

8.4

The Company shall maintain a “register of bondholders” for the recordation of the names and addresses of the Bondholders and the principal (and stated interest) of the Bonds owing to each Bondholder pursuant to the terms of this Agreement and any Bond (such register, the “Register of Bondholders”). The entries in the Register of Bondholders shall be conclusive absent manifest error and the Company shall treat each person whose name is recorded in the Register of Bondholders pursuant to the terms hereof as a Bondholder hereunder for all purposes. The Register of Bondholders shall be available for inspection, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, (i) each Bond issued pursuant to this Agreement is a registered obligation, (ii) the right, title and interest of each Bondholder in and to such Bonds shall be transferable only upon notation of such transfer in the Register of Bondholders and (iii) no assignment thereof or participation therein shall be effective until recorded therein. This Section shall be construed so that each Bond is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code of 1986, as amended and Section 5f.103-1(c) of the United States Treasury Regulations.

9.	Conditions Precedent

9.1.

The obligations of each Investor to subscribe and pay for, and purchase the Bonds and to consummate the transactions contemplated hereby, shall be subject to the fulfillment, on or prior to the Issue Date, of all of the conditions set forth below, unless waived by such Investor on or prior to the Issue Date:

9.1.1

Compliance. On the Issue Date (a) the representations and warranties of the Company in this Agreement being true and correct in all material respects at, and as if made on, the Issue Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) those representations and warranties qualified by “materiality,” “Material Adverse Effect” or words of similar meaning, which shall be true and correct in all respects and (iii) for the Company’s representations and warranties set forth in Sections 5.1, 5.2, 5.3 and 5.4, which shall be true and correct in all respects, and (b) the Company having performed all of its obligations under this Agreement to be performed on or before the Issue Date in all material respects.

9.1.2

Authorizations. On or prior to the Issue Date, there having been delivered to the Investors copies of the corporate resolutions of the Company authorizing the execution of this Agreement and the Bonds and up-to-date copies of the Certificate of Incorporation and Bylaws of the Company.

9.1.3

Government Authorizations, Approvals and Permits. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, Korea, or elsewhere that are required to be obtained by the Investors or the Company on or prior to the Closing in connection with the issuance and subscription of the Bonds and the transactions contemplated under this Agreement shall have been or shall be obtained and be in effect as of the Closing.

9.1.4	No Material Adverse Effect. Since December 31, 2018, there shall not have occurred a Material Adverse Effect.

9.1.5

Delivery of Legal Opinion. The Investors shall have duly received the Company’s counsel’s legal opinion in respect of the validity and enforceability of the transactions contemplated herein, the issuance of Conversion Securities upon conversion of the Bonds in a form that is reasonably satisfactory to the Investors.

9.1.6

Registration Rights Agreement. A separate registration rights agreements, under which the Company shall agree to list or cause to have quoted any Common Shares to be issued upon conversion of Bonds on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted, shall have been duly executed in the form attached hereto as Exhibit E.

In the event that any of the foregoing conditions in this Section 9.1 is not satisfied (or waived) on or before the Issue Date or such later date as may be agreed between the Company and the Investors, the Investors shall be entitled (but not bound) by written notice to the Company to be released and discharged from its obligations under this Agreement, and the Investors and the Company shall have no further obligation or liability in respect of that agreement for the issue and subscription of the Bonds other than the Company’s obligation to reimburse the Investors’ professional service fees pursuant to Section 8.1.

9.2.

The obligations of the Company to issue and sell the Bonds and to consummate the transactions contemplated hereby, shall be subject to the fulfillment, on or prior to the Issue Date, of all of the conditions set forth below, unless waived by the Company on or prior to the Issue Date:

9.2.1

Compliance. On the Issue Date (a) the representations and warranties of the Investors in this Agreement being true and correct in all material respects at, and as if made on, the Issue Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) those representations and warranties qualified by “materiality,” “Material Adverse Effect” or words of similar meaning, which shall be true and correct in all respects, and (b) the Investors having performed all of its obligations under this Agreement to be performed on or before the Issue Date in all Material respects.

9.2.2

Government Authorizations, Approvals and Permits. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, Korea, or elsewhere that are required to be obtained by the Investors on or prior to the

Closing in connection with the payment for and the subscription of the Bonds and the transactions contemplated under this Agreement shall have been or shall be obtained and be in effect as of the Closing.

In the event that any of the foregoing conditions in this Section 9.2 is not satisfied (or waived) on or before the Issue Date or such later date as may be agreed between the Company and the Investors, the Company shall be entitled (but not bound) by written notice to the Investors to be released and discharged from its obligations under this Agreement, and the Investors and the Company shall have no further obligation or liability in respect of that agreement for the issue and subscription of the Bonds.

10.	Indemnities and Survival of Representations and Warranties

10.1

Indemnities. Each party shall indemnify and hold harmless the other party, its Affiliates and the directors, officers, employees, stockholders, agents and representatives of the other party and its Affiliates (collectively, the “Indemnified Parties”) against any and all damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and expenses), whether or not arising out of third-party claims, based upon, or arising out of, or relating to, any inaccuracy in material aspects in, or any breach of (i) any representation or warranty or other statement made by such party contained in this Agreement or any other agreement, certificate, document or instrument furnished pursuant hereto, or (ii) any covenant or agreement made by such party contained in this Agreement or any other agreement, certificate, document or instrument furnished pursuant hereto, except for the damages which result from willful misconduct or gross negligence of the Indemnified Party, or a Material breach by the Indemnified Party in connection with this Agreement.

10.2

Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

11.	Termination

11.1	Termination. The obligations of the Company and the Investors to consummate the issue and purchase of the Bonds contemplated hereby may be terminated at any time on or before the Issue Date by:

(a)	agreement between the parties;

(b)	the Investors, if there has been a Material breach by the Company of its representations, warranties or covenants set forth in this Agreement;

(c)	the Company, if there has been a Material breach by any Investor of any of its representations, warranties or covenants set forth in this Agreement;

(d)

either party, if any of the conditions precedent in favor of such terminating party shall not have been satisfied by the date that is ten (10) Business Days following the date hereof (the “Long-Stop Date”), and such condition has not been waived in writing by the relevant party entitled to waive such condition by the Long-Stop Date; provided that the right to terminate this Agreement pursuant to this Section 11.1(d) shall not be available to any party that has breached its obligations under this Agreement so as to cause the relevant condition precedent to become incapable of being satisfied.

11.2

Effect of Termination. In the event of termination of this Agreement under Section 11.1, this Agreement shall from the date of such termination become void, except for Sections 8, 11, 12 and 13, and there shall be no obligation or liability on the part of any party.

12.	Notices

All notices, consents, waivers, and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, e-mail transmission or air courier guaranteeing overnight delivery, (iii) deemed to have been given on the date on which it is received, and (iv) shall be addressed as follows:

if to the Company;

Address:	6769 Mesa Ridge Road, San Diego, CA 92121, United States
Attention:	Peter Kies, Chief Financial Officer
Telephone No.:	+1-858-597-6006
Facsimile No.:	+1-858-404-1392
E-Mail:	peter.kies@inovio.com

If to an Investor;

At the address for such Investor specified on Schedule I.

13.	Governing Law and Dispute Resolution

13.1	Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, exclusive of conflict or choice of law rules.

13.2

Dispute Resolution. Any dispute, controversy or claim arising under or in connection with this Agreement and any subsequent amendments of this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, shall be referred to and finally settled by arbitration administered by the Singapore International Arbitration Centre (the “SIAC”) in accordance with the Arbitration Rules of the SIAC then in effect (the “Arbitration Rules”), which Arbitration Rules are deemed to be incorporated by reference into this section. If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control.

(i)	The seat, or legal place, of the arbitration shall be Singapore.

(ii)

The number of arbitrators shall be three. Each disputing Party shall nominate one arbitrator within 30 days after submitting or receiving the Notice of Arbitration, respectively, and the two party-nominated arbitrators shall nominate the third arbitrator, who shall serve as the presiding arbitrator, within 30 days after the second party-nominated arbitrator’s appointment. The Parties to the arbitration shall not be limited in their selection to any prescribed list.

(iii)	The language to be used in the arbitration proceedings shall be English.

(iv)	The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and the disputing Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction.

14.	Miscellaneous

14.1

Entire Agreement. This Agreement and any attachments attached hereto will, as of the Effective Date, supersede all previous representations, understandings or agreements, oral or written, among the parties with respect to the subject matter hereof.

14.2

Waivers. No waiver by any party of any breach or failure to comply with any provision of this Agreement will be construed as a continuing waiver of such provision or a waiver of any other breach of any other provision of this Agreement.

14.3	Further Assurances. Each party agrees to execute and deliver such other documents and take such other action as may be necessary to consummate the purposes and subject matter of this Agreement.

14.4

Successors and Assigns. This Agreement and each and every covenant, term and condition hereof is binding upon and inures to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or delegate any of its duties under this Agreement without obtaining the prior consent of the other party, provided that an Investor may assign this Agreement or any of its rights or delegate any of its duties under this Agreement to any of its Affiliates without obtaining the prior consent of the Company, subject to the restrictions in Section 3.3.

14.5	Relationship. This Agreement does not create a partnership, joint venture, or agency between the parties.

14.6	Amendments. This Agreement may be amended or modified only by an instrument in writing duly executed by all of the parties hereto.

14.7

Severability. If any provision of this Agreement is for any reason found invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the validity of any remaining portion, which will remain in effect as if the invalid portion was never a part of this Agreement when it was executed.

14.8	Headings. Headings in this Agreement are for convenience only and do not substantively affect the terms of this Agreement.

14.9

Counterparts. This Agreement may be executed and delivered by electronic transmission, including via facsimile or electronic mail, in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.10

Contracting as Trustee. Notwithstanding any other provision in this Agreement, the Company acknowledges and confirms that each of (i) Samsung Securities Co., Ltd. (“Samsung Securities”), as the trustee of Timefolio The Venture-G Specialized Private Investment Trust and Timefolio Hedge-S Specialized Private Investment Trust (collectively, the “Samsung Investment Trusts”) that have been established and managed, or will be established and managed by Timefolio Asset Management Co., Ltd. (the “Manager”), and (ii) Shinhan Investment Corp. (“Shinhan Investment”), as the trustee of Timefolio The Venture-V Specialized Private Investment Trust and Timefolio Quant-I Specialized Private Investment Trust (collectively, the “Shinhan Investment Trusts”) that have been established and managed, or will be established and managed by the Manager, enters into this Agreement for the account of the Samsung Investment Trusts or the Shinhan Investment Trusts, as applicable, and any obligations or liabilities on the part of Samsung

Securities or Shinhan Investment in relation to this Agreement shall not be enforceable against any assets held by Samsung Securities or Shinhan Investment for its own account or for the account of any other fund or investment trust or, against any assets of the Manager.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

COMPANY:

For and on behalf of
INOVIO PHARMACEUTICALS, INC.

By:	/s/ J. Joseph Kim, Ph.D.
Name: J. Joseph Kim, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

INVESTORS:

For and on behalf of
KIP RE-UP FUND

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP ACE FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP BEYOND FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP CORE FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

[Signature Page to the Subscription Agreement]

For and on behalf of
KIP DREAM FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP ESSENCE FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP FUTURE FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP GROWTH FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

[Signature Page to the Subscription Agreement]

For and on behalf of
KIP HIGH FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP IMPACT FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP JOINT FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

For and on behalf of
KIP KEY FUND (17)

By:	/s/ Yer Hyun Baek
Name: Yer Hyun Baek
Title: Chief Executive Officer

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

INVESTORS:

For and on behalf of
SAMSUNG SECURITIES CO., LTD., in its capacity as the trustee of Timefolio The Venture-G Specialized Private Investment Trust and Timefolio Hedge-S Specialized Private Investment Trust

By:	/s/ Chang Seok Hoon
Name: Chang Seok Hoon
Title: CEO

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

INVESTORS:

For and on behalf of
SHINHAN INVESTMENT CORP., in its capacity as the trustee of Timefolio The Venture-V Specialized Private Investment Trust and Timefolio Quant-I Specialized Private Investment Trust

By:	/s/ Kim Byeong Cheol
Name: Kim Byeong Cheol
Title: President & CEO

[Signature Page to the Subscription Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

Investor	Address	Principal Amount
KIP Re-Up Fund	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 10 billion

KIP Ace Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 300 million

KIP Beyond Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 300 million

KIP Core Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 300 million

KIP Dream Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 300 million

KIP Essence Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea	KRW 300 million
Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:

KIP Future Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea	KRW 500 million

Schedule of Investors

Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:

KIP Growth Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 1 billion

KIP High Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 500 million

KIP Impact Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 500 million

KIP Joint Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 500 million

KIP Key Fund (17)	Address: 10F Asem Tower, 517 Yeongdong-daero, Gangnam-gu, Seoul, Korea Attention: Mr. Seo, Sangwook Telephone No.: Facsimile No.: E-Mail:	KRW 500 million

Samsung Securities Co., Ltd. *	Address: (Samsung Electronics Building) 11 Seocho-daero 74-gil, Seocho-gu, Seoul, Korea Attention: Mr. Byun, Chang Woo Telephone No.: Facsimile No.: E-Mail:	KRW 1.9 billion

Shinhan Investment Corp. **	Address: 70 Yeoui-daero, Yeongdeungpo-gu, Seoul, Korea	KRW 1.1 billion

Schedule of Investors

Attention: Mr. Jun, Joon Ho Telephone No.: Facsimile No.: E-Mail:

*	Note: In its capacity as the trustee of Timefolio The Venture-G Specialized Private Investment Trust and Timefolio Hedge-S Specialized Private Investment Trust.
**	Note: In its capacity as the trustee of Timefolio The Venture-V Specialized Private Investment Trust and Timefolio Quant-I Specialized Private Investment Trust.

Schedule of Investors

SCHEDULE 5.4

CAPITALIZATION AND SUBSIDIARIES

	Common Stock		Preferred Stock
	Authorized	Outstanding	Authorized	Outstanding
Inovio Pharmaceuticals, Inc.	600,000,000	98,584,371	10,000,000	23	(Series C	)
VGX Animal Health	20,000,000	16,530,762	—	—
Geneos	13,108,236	3,017,328	7,924,523	3,396,225	(Series A	)

Genetronics, Inc.: 100% wholly-owned subsidiary of Inovio Pharmaceuticals, Inc.

VGX Pharmaceuticals, LLC: 100% wholly-owned subsidiary of Inovio Pharmaceuticals, Inc.

EXHIBIT A

FORM OF BOND CERTIFICATES

On the Front:

THIS BOND AND THE CONVERSION SECURITIES ISSUABLE UPON THE CONVERSION OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED BONDS, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BONDS, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF IAI BONDS: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND IN THE CASE OF IAI BONDS: THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS BOND (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE BOND FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE BONDS OF KRW1,000,000,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH REOFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS BOND AND THE CONVERSION SECURITIES ISSUABLE UPON THE CONVERSION OF THIS BOND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT OF THE REPUBLIC OF KOREA (“KOREA”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY RESIDENT (AS DEFINED UNDER THE FOREIGN EXCHANGE TRANSACTION ACT OF KOREA AND THE DECREES, RULES AND REGULATIONS PROMULGATED THEREUNDER) OF KOREA EXCEPT AS OTHERWISE PERMITTED UNDER THE APPLICABLE LAWS AND REGULATIONS OF KOREA. THE NUMBER OF CERTIFICATES ISSUED IN RESPECT OF THE BOND SHALL BE LESS THAN FIFTY (50) DURING THE ONE YEAR PERIOD FROM THE DATE

OF ISSUANCE OF THE BOND AND THIS BOND MAY NOT BE SPLIT INTO SMALLER DENOMINATIONS FOR THE ONE YEAR PERIOD FROM THE DATE OF ISSUANCE OF THE BOND.

THIS BOND MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS BOND MAY BE OBTAINED BY WRITING TO THE COMPANY AT THE FOLLOWING ADDRESS: 6769 MESA RIDGE ROAD, SAN DIEGO, CA 92121, UNITED STATES, ATTENTION: PETER KIES, FAX NUMBER: +1-858-404-1392.

Denomination	Certif. No.
Name of the Bondholder:

INOVIO PHARMACEUTICALS, INC.

(A Delaware Corporation)

1.0% Convertible Bonds due 2024

This Bond issued by Inovio Pharmaceuticals, Inc. (the “Company”) on August 1, 2019 (the “Issue Date”), in respect of which this certificate is issued, and identifying number of which is noted above, are in registered form and form part of the duly authorized issue of 1.0% Convertible Bonds due 2024 (the “Bonds”) of the Company in the aggregate principal amount of KRW18,000,000,000 issued pursuant to that certain Convertible Bonds Subscription Agreement, dated as of July 31, 2019 (as amended, modified, restated or supplemented from time to time, the “Subscription Agreement”), between the Company and the Investors (as specified on Schedule I attached thereto), and is subject to the Terms and Conditions specified therein and/or endorsed hereon.

The Company hereby certifies that the Holder whose name is mentioned in the above is, at the date hereof, entered in the Register of Bondholders as the holder of the Bond in the principal amount stated above, as amended by the schedule attached hereto. For value received and subject to and in accordance with the Terms and Conditions endorsed hereon, the Company promises to pay the person who appears at the relevant time on this certificate and on the Register of Bondholders as holder of the Bonds in respect of which this certificate is issued such amount or amounts as shall become due in respect of the Bonds.

This Bond is convertible into Conversion Securities in accordance with and subject to the said Terms and Conditions.

This certificate is evidence of entitlement only. Title to the Bond passes only on surrender of the existing certificate to the Company, accompanied by duly executed transfer notice, due registration in the Register of Bondholders, entering the name of the transferee in the certificate and delivery of such certificate to the transferee, and only the duly registered holder is entitled to payments on the Bond in respect of which the certificate is issued.

The rules of construction set forth in Annex A to the Subscription Agreement shall apply to this Bond and are hereby incorporated by reference into this Bond as if set forth fully in this Bond. Capitalized terms used but not otherwise defined in this Bond shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Bond as if set forth fully in this Bond. Not all terms defined in Annex A are used in this Bond.

In witness whereof the Company has caused this Bond to be executed on its behalf.

Dated August 1, 2019

INOVIO PHARMACEUTICALS, INC.

By:
Name:
Title:

On the Back:

[Terms and Conditions in Exhibit B to be inserted]

COMPANY

Inovio Pharmaceuticals, Inc.

6769 Mesa Ridge Road, San Diego, CA 92121, United States

  Attention: Peter Kies, Chief Financial Officer

  Telephone No.: +1-858-597-6006

  Facsimile No.: +1-858-404-1392

E-Mail: peter.kies@inovio.com

Schedule 1

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

KRW                principal amount of the Bonds in respect of which this/these certificate(s) is/are issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

Account number:

For the account of:

Dated:

Name:	Certifying Signature

Bonds:

(i)

The signature of the persons effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Company may require.

(ii)	This form of transfer should be dated as of the date it is dispatched to the Company.

EXHIBIT B

TERMS AND CONDITIONS

The following are the Terms and Conditions of the Bonds which (subject to amendment and excluding the italicized text) will be endorsed on the Bonds in definitive form:

The issue of KRW18,000,000,000 aggregate principal amount of 1.0% Convertible Bonds due 2024 of the Company (the “Bonds”) was authorized by resolutions of the Board of Directors passed on July 12, 2019. In these Terms and Conditions, a “Bondholder” and (in relation to a Bond) a “Holder” means the person in whose name a Bond is registered.

1.	Status

The Bonds constitute general unsecured obligations of the Company, and rank and will rank pari passu among themselves.

2.	Form, Denomination, Title and Exchange

The Bonds are only in registered form with an interest rate of 1.0% per annum (the “Interest Rate”), calculated in accordance with Condition 3(C). The Company will make the payment for Redemption Price and interest payments on the Bonds in immediately available funds. Interest shall be payable quarterly on the first Business Day of each fiscal quarter (i.e. January, April, July and October), commencing with the first such date following the Issue Date (each, an “Interest Payment Date”). The Bonds shall be issuable in registered form without coupons in the minimum denomination of KRW1,000,000 principal amount and integral multiples thereof. This Bond will have an identifying number which will be recorded on the Bond and in the Register of Bondholders which will be maintained by the Company. Title to the Bonds shall pass by presenting the Bonds to the Company for registration and registering by the Company of the transferee on the Register of Bondholders. The Bonds shall not be presented to the Company for registration of transfer later than the date five (5) Business Days (each, the “record date”) prior to each Interest Payment Date or the Maturity Date. No charge shall be made for any registration of transfer or exchange of the Bonds. The Bonds in registered form shall not be exchanged into the same in bearer form. The Company will deem and treat the registered holder of any Bond as the absolute owner of such Bond (whether or not such Bond is overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for the purpose of receiving payment and for all other purposes. The Bonds may not split or reverse split except as otherwise provided in these Terms and Conditions.

The entries in the Register of Bondholders shall be conclusive absent manifest error and the Company shall treat each person whose name is recorded in the Register of Bondholders pursuant to the terms hereof as a Holder hereunder for all purposes. The Register of Bondholders shall be available for inspection, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, (i) each Bond issued pursuant to the Subscription Agreement is a registered obligation, (ii) the right, title and interest of each Holder in and to such Bonds shall be transferable only upon notation of such transfer in the Register of Bondholders, and (iii) no assignment thereof or participation therein shall be effective until recorded therein. This Condition 2 shall be construed so that each bond is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code of 1986, as amended and Section 5f.103-1(c) of the United States Treasury Regulations.

The Bonds may not be sold, pledged or otherwise transferred except in compliance with Section 3 of the Subscription Agreement. Any reoffering, sale, assignment, transfer, pledge, encumbrance or other disposition in violation thereof shall be null and void.

Each Holder by its acceptance hereof expressly agrees to be bound by such transfer restrictions and the covenants set forth in Section 6.7 of the Subscription Agreement.

3.	Interest

(A)	Interest Payments

The Bonds will bear interest at the Interest Rate from and including the Issue Date or from and including the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. The interest payment will also be made on the Maturity Date for interest accrued since the preceding Interest Payment Date to, but excluding, the Maturity Date.

(B)	Interest Ceases

Upon conversion of any Bond pursuant to Condition 4, the Company’s settlement of the full Conversion Obligation with respect thereto shall be deemed to satisfy in full its obligation to pay the principal amount of such Bond and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date with respect to such Bond shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(C)	Computations

Interest will be calculated on the basis of a 360-day year consisting of 12 months of 30-days each and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

4.	Conversion

(A)	Conversion Period and Conversion Rate

(i)

Subject to and upon compliance with the provisions of this Condition 4, the Holder shall have the right, at the Holder’s option, to convert all or any portion (but in the minimum amount of KRW1,000,000 or integral multiples thereof) of this Bond for Common Shares at an initial conversion rate of 500,000/2,369Common Shares (subject to adjustment as provided in this Condition, the “Conversion Rate”) per KRW1,000,000 principal amount of Bonds.

Notwithstanding the foregoing or anything to the contrary herein, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 19.99% of the shares of Common Stock outstanding at the date of issuance of the Bond (the “Limitation”). Any purported delivery of shares of Common Stock upon conversion of Bonds shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion of Bonds is not made, in whole or in part, as a result of the Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it being the beneficial owner of more than 19.99% of the shares of Common Stock outstanding at such time the date of issuance of the Bond.

(ii)

Subject to and upon compliance with the provisions of this Condition, the Conversion Right may be exercised, at the option of the Holder, at any time on or after the first anniversary of the Issue Date but no later than the date one month prior to the Maturity Date (the “Conversion Period”).

(iii)

If more than one Bond shall be deposited for conversion at any one time by the same Holder, the number of Conversion Securities to be issued upon conversion thereof will be calculated on the basis of the aggregate principal amount of the Bonds so deposited. Fractions of Conversion Securities will not be issued on conversion (fractions of Conversion Securities being rounded down to the nearest whole number of Conversion Securities) and no cash adjustments will be made in respect thereof. If the Holder wants the conversion of only part of its Bonds, the Holder must, at the time of depositing the relevant Bonds, request the remaining unconverted part of the Bonds to be exchanged into Bonds of relevant smaller denominations, and such exchange must comply with Condition 2 hereof.

(B)	Procedure for Conversion; Settlement Upon Conversion

(i)

To exercise the Conversion Right attaching to the Bonds, the Holder thereof must complete, execute and deposit at its own expense during normal business hours at the specified office of the Company a notice of conversion (a “Conversion Notice”) in duplicate in the form attached hereto, together with the Bonds to be converted.

As conditions precedent to conversion, the Bondholder must, in addition to the delivery of the applicable Bonds and Conversion Notice (in duplicate) to the Company, (a) obtain and file all necessary authorizations, registrations and reports to the extent required by the applicable Laws and listing regulations, (b) appoint an eligible custodian in the relevant jurisdiction, if applicable, and (c) pay to the Company all stamp, issue, registration or similar taxes and duties (if any) arising upon conversion or payable in any jurisdiction consequent upon the issue or delivery of Conversion Securities or any other securities, property or cash to or to the order of a person other than the converting Holder in each case other than any taxes or duties payable by the Company in respect of the issue of the Conversion Securities on conversion. The date on which the Bonds and Conversion Notice (in duplicate) relating thereto are deposited with the Company as aforesaid or, if later, on which the conditions precedent to the conversion thereof are fulfilled is hereinafter referred to as the “Conversion Date” applicable to such Bonds and must fall during the Conversion Period.    A Conversion Notice once deposited may not be withdrawn without the consent in writing of the Company.

In case any Bond shall be surrendered for partial conversion, the Company shall execute and deliver to or upon the written order of the Holder a new Bond or Bonds in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Bond, without payment of any service charge by the converting Holder but, if applicable and required by the Company, with payment of a sum sufficient to cover all stamp, issue, registration or similar taxes and duties (if any) arising upon conversion or payable in any jurisdiction consequent upon the issue or delivery of Conversion Securities or any other securities, property or cash to or to the order of a person other than the converting Holder.

(ii)

The Company represents and covenants to the Holder that the Company has, prior to the issue of the Bonds, authorized and reserved, out of its authorized but unissued and unreserved Common Shares, a number of Common Shares sufficient to permit the conversion of all then outstanding

Bonds, in each case free and clear from pre-emptive rights. By not later than the close of business on the relevant Conversion Date, the Conversion Securities deliverable in connection with the conversion of the Bonds shall be issued fully paid and non-assessable to the converting Holder or, to the extent permitted under any applicable Law and herein, any other person named for that purpose in the relevant Conversion Notice. Conversion Securities issued upon exercise of Conversion Rights will be deemed to be issued as of the relevant Conversion Date and the converting Holder or such person named in the Conversion Notice, as the case may be, will with effect from the relevant Conversion Date, be deemed and treated by the Company for all purposes as the holder of record of the number of Conversion Securities to be issued upon conversion of the Bonds at the close of business on the Conversion Date.

(iii)

Upon exercise by the Holder of its Conversion Right and subject to the Holder’s compliance with Condition 4(B)(i), the Company shall as soon as practicable, and in any event not later than fourteen (14) Business Days after the Conversion Date (or such later date as set forth in Condition 4(B)(iii)(c)), satisfy its Conversion Obligation by delivering to the converting Holder the Conversion Securities in accordance with the following:

(a)

if, on the relevant Conversion Date, KDRs are then listed on the KOSDAQ and the Holder does not request the delivery of Common Shares pursuant to Condition 4(B)(iii)(b) below, the Company shall, for the account of the converting Holder, cause its transfer agent to deliver the Common Shares, representing the Conversion Securities, to the account of the Korea Securities Depository (“KSD”) held at the Depositary Bank, and cause the KSD to deliver KDRs representing such Common Shares to the securities account of the Holder held at a Korean securities company (as the Korea Exchange participant) specified by the Holder, provided that the Holder has provided the Company on or prior to the relevant Conversion Date, the name of the Korean securities company and the securities account number for the Holder;

(b)

if, on the relevant Conversion Date, (x) no KDRs are then listed on the KOSDAQ or (y) the Holder requests the delivery of Common Shares, the Company shall, for the account of the converting Holder, cause its transfer agent to deliver the Common Shares, representing the Conversion Securities, to the account of the Depository Trust Company (“DTC”) participant specified by the Holder, provided that the Holder has provided the Company on or prior to the relevant Conversion Date, the name of the DTC participant, its DTC participant number and contact information for the DTC participant; and

(c)

in the event the Company is unable to deliver the Conversion Securities through the facilities of the DTC or otherwise through book-entry procedures or the delivery thereof is delayed due to the operations of the Korea Exchange (KRX) and/or the KSD through no fault of the Company, the Company will deliver or cause the transfer agent to deliver to the order of the person named for that purpose in the relevant Conversion Notice, as soon as practicable and in any event within twenty (20) Business Days after the later of (i) the relevant Conversion Date and (ii) the date on which a certificate or certificates for the Conversion Securities can be retrieved from the KSD and the relevant Korean securities company, at the address specified in such Conversion Notice, a certificate or certificates for the Conversion Securities.

The delivery of the applicable Conversion Securities to the converting Holder (or such person or persons designated in the relevant Conversion Notice) in the manner contemplated above in this

Condition 4(B)(iii) will be deemed to satisfy the Conversion Obligation with respect to the Bonds (or portion thereof) so converted.

(C)	Adjustment of Conversion Rate

(i)

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occur, except that the Company shall not make any adjustments to the Conversion Rate if Bondholders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Bonds, in any of the transactions described in this Condition 4(C)(i), without having to convert their Bonds, as if they held a number of Common Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in KRW1,000,000) of Bonds held by such Bondholder.

(a)

If the Company exclusively issues Common Shares as a dividend or distribution on all or substantially all shares of the Common Shares, or if the Company effects a share split or share combination (in each case, excluding an issuance solely pursuant to a Share Exchange Event, as to which the provisions set forth in Condition 4(E) will apply), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=

the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on such Effective Date, as applicable, without giving effect to such dividend, distribution, share split or share combination; and

OS’	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment to the Conversion Rate made under this Condition 4(C)(i)(a) shall become effective immediately before the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend, distribution, share split or share combination of the type described in this Condition 4(C)(i)(a) is declared or announced but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)

If the Company distributes to all or substantially all holders of the Common Shares any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=

the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Condition 4(c)(i)(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so distributed or if no such rights, options or warrants are exercised prior to the expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Condition 4(c)(i)(b) in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive

Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c)

If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding:

(1)	dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Condition 4(C)(i)(a) or Condition 4(C)(i)(b),

(2)	dividends or distributions paid exclusively in cash as to which the provisions set forth Condition 4(C)(i)(d) shall apply,

(3)	except as otherwise described in Condition 4(C)(i)(k), rights issued or otherwise distributed pursuant to any stockholder rights plan of the Company then in effect;

(4)

Spin-Offs as to which the provisions set forth below in this Condition 4(C)(i)(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”); and

(5)	distributions of Reference Property in exchange for the Common Shares as described in Condition 4(E),

then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Condition 4(C)(i)(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each KRW1,000,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Condition 4(C)(i)(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or other business unit of the Company to all or substantially all holders of the Common Shares (other than solely pursuant to a Share Exchange Event, as to which the provisions set forth in Condition 4(E) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

FMV0	=

the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or similar equity interest distributed in such Spin-Off over the first 10 consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”) (such average to be determined by reference to the definition of Last Reported Sale Price as if references therein to Common Shares were to such Capital Stock or similar equity interest), and (y) the number of shares or units of such Capital Stock or equity interests distributed per Common Share in such Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices per share of the Common Shares for each Trading Day in the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the Valuation Period but will be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off, with retroactive effect; provided that in respect of any conversion of Bonds, if the relevant Conversion Date occurs during the Valuation Period, then, notwithstanding anything to the contrary herein, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Valuation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(d)	If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per share of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributed in such dividend or distribution.

Any increase pursuant to this Condition 4(C)(i)(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder of a Bond shall receive, for each KRW1,000,000 principal amount of Bonds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that the Holder would have received if the Holder owned a number of Common Shares equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)

If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than odd-lot tender offers), to the extent that the cash and value (determined as of the Expiration Time by the Company) of any other consideration included in the payment per Common Share in such tender or exchange offer exceeds the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as may be amended), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the time such tender or exchange offer expires (the “Expiration Time”);

CR’	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for Common Shares purchased in such tender or exchange offer, as determined as of the Expiration Time;

OS0	=

the number of Common Shares outstanding immediately prior to the Expiration Time (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=

the number of Common Shares outstanding immediately after the Expiration Time (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=

the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Condition 4(C)(i)(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Bonds, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, then, notwithstanding anything to the contrary herein, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

If any such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable Law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the applicable Conversion Rate shall readjusted to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)

Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.

(g)

In addition to those adjustments required by Conditions 4(C)(i)(a), 4(C)(i)(b), 4(C)(i)(c), 4(C)(i)(d) and 4(C)(i)(e), and to the extent permitted by applicable Law and subject to the applicable rules and/or listing standards of any exchange on which any of the Company’s securities are then listed and the NASDAQ, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable Law and subject to the applicable rules and/or listing standards of any exchange on which any of the Company’s securities are then listed and the NASDAQ, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Common Shares or rights to purchase the Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event.

(h)	Notwithstanding anything to the contrary in this Condition 4, the Conversion Rate shall not be adjusted:

(i)	except as otherwise provided in Condition 4(C)(i), upon the sale of Common Shares for a purchase price that is less than the market price per Common Share or less than the Conversion Price;

(ii)

upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;

(iii)

upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any “evergreen” provisions thereof) of, or assumed, by the Company or any of the Company’s Subsidiaries;

(iv)	upon the issuance of any Common Shares pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of the Company outstanding as of the Issue Date;

(v)	a third party tender offer, other than a tender offer that is subject to Condition 4(C)(i)(e);

(vi)

upon the repurchase of any Common Shares pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, in each case that is not a tender or exchange offer of the kind described in Condition 4(C)(i)(e) above;

(vii)	for a change in the par value (or lack of par value) of the Common Shares; or

(viii)	for accrued and unpaid interest, if any.

Notwithstanding anything to the contrary in this Condition 4, the Conversion Rate shall not be adjusted on account of a transaction or other event otherwise requiring an adjustment pursuant to Condition 4(C)(i) (other than a stock split or combination of the type set forth in 4(C)(i)(a) or a tender or exchange offer of the type set forth in 4(C)(i)(e)) if each Holder participates, at the same time and on the same terms as holders of Common Shares, and solely by virtue of being a Holder of the Bonds, in such transaction or event without having to convert such Holder’s Bond and as if such Holder held a number of Common Shares equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Bonds held by such Holder on such date.

(i)

All calculations and other determinations under this Condition 4 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Conversion Rate otherwise required by the provisions described in this Condition 4 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; and (ii) the Conversion Date of any Bond; and (iii) the date on which a redemption pursuant to Condition 5 occurs.

(j)

For purposes of this Condition 4, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(k)

If the Company has a stockholder rights plan in effect applicable to an class of Conversion Security, upon conversion of the Bonds, each such class of Conversion Security issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing such Conversion Securities issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Bonds, the rights have separated from the Conversion Securities in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Shares Distributed Property as provided in Condition 4(C)(i)(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(l)

Notwithstanding the adjustment provisions described in this Condition 4(C), if the Company distributes to holders of the Common Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (other than rights, options or warrants that expire prior to the expiration of the Conversion Right) and a corresponding distribution is not made to holders of the KDRs, but, instead, the KDRs shall represent, in addition to the Common Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then, for any conversion where the Holder requests delivery of KDRs, the Company may effect such conversion based on a Conversion Rate that does not give effect to the adjustment thereto that would have otherwise been applicable under this Condition 4(C) as a result of such distribution, or if a partial distribution is made to holders of KDRs, the Company may effect such conversion based on a Conversion Rate adjusted to reflect such partial distribution to holder of KDRs and not on the distribution made to the holders of the Common Shares.

(m)	Notwithstanding anything to the contrary in this Condition 4, if:

(i)	a Bond is to be converted pursuant to this Condition 4;

(ii)

the record date or effective date for any event that requires an adjustment to the Conversion Rate pursuant to Condition 4(C) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date; and

(iii)	the shares issuable upon conversion of such Bond are not entitled to participate in such event (because they were not held on the related record date or otherwise,

then, solely for purposes of such conversion, the Company will, without duplication, give adjustment on such Conversion Date, and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(n)	Notwithstanding anything to the contrary in this Condition 4, if:

(i)	a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Condition 4(C);

(ii)	a Bond is to be converted pursuant to this Condition 4;

(iii)	the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)	the conversion consideration due upon such conversion includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)	such shares would have been entitled to participate in such dividend or distribution (including pursuant to Condition 4(B)(ii)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; and (y) the Common Shares, if any, issuable upon such conversion based on such unadjusted Conversion Rate will be entitled to participate in such dividend or distribution.

(D)	Conversion Rate Reset

On January 2, 2020 and each three-month anniversary thereafter until the Maturity Date (if such date is not a Trading Day, the following Trading Day) (each such date, a “Reset Date”), if the Current Market Price is lower than the Conversion Price then in effect on such Reset Date, immediately after the close of business on such Reset Date, the Conversion Rate shall be adjusted so that the Conversion Rate shall equal KRW1,000,000 divided by the Current Market Price (rounded down to the fourth decimal point), on and from the close of business on such Reset Date, provided, however that the Conversion Rate shall not exceed the lesser of (x) 2,500,000/7,107Common Shares per KRW1,000,000 principal amount of Bonds (subject to adjustment at the same time and in the same manner as the Conversion Rate as set forth in Condition 4(C)). For the avoidance of doubt, the Conversion Rate shall not be adjusted if the Current Market Price is equal to or higher than the Conversion Price then in effect on a Reset Date.

(E)	Merger, Consolidation or Disposition of Assets

(i)

In the case of: (a) any recapitalization, reclassification or change of the Common Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination), (b) any consolidation, merger, combination or similar transaction involving the Company, (c) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or (d) any statutory share exchange, in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each KRW1,000,000 principal amount of Bonds shall be changed into a right to convert such principal amount of Bonds into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Shares is entitled to receive) upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event the number of Conversion Securities that the Company would have been required to deliver upon conversion of the Bonds in accordance with Condition 4(a)(i)-(iii) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Conversion Securities would have received in such Share Exchange Event.

If the Share Exchange Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Bonds will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Common Share. The Company shall notify Bondholders in writing of such weighted average as soon as practicable after such determination is made.

(ii)

The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Condition 4(E). None of the foregoing provisions shall affect the right of a Bondholder to convert its Bonds into Conversion Securities as set forth in Condition 4(A)(i)-(iii) prior to the effective date of such Share Exchange Event.

(iii)	The above provisions of this Condition shall similarly apply to successive Share Exchange Events.

(F)	Calculation Dispute Resolution

In the case of a dispute as to the determination of the Last Reported Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price, any Redemption Price, any Fundamental Change Repurchase Price or any repurchase price pursuant to Conditions 7(A) or (B), the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice, applicable notice of redemption or Fundamental Change Repurchase Notice or other event giving rise to such dispute, as the case may be, to the Bondholder. If the Bondholder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Bondholder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Last Reported Sale Price to an independent, reputable investment bank selected by the Bondholder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price, any Redemption Price, any Fundamental Change Repurchase Price or any repurchase price pursuant to Conditions 7(A) or (B) to an independent, outside accountant, selected by the Bondholder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Bondholder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(G)	Maximum Common Shares.

Notwithstanding anything to the contrary herein, the maximum number of Common Shares issuable upon conversion of the Bonds, together with any other Common Shares issued and subject to integration with the Common Shares issuable under the Bonds pursuant to the rules of NASDAQ, shall not exceed 19,508,734 (as adjusted for stock splits, combinations and other similar changes to the Company’s capitalization) (such number of shares, the “Cap Amount”). To the extent, upon any conversion of the Bonds, but for the foregoing sentence, Common Shares would have been deliverable in excess of the Cap Amount (such excess shares, the “Excess Shares”), the Company shall deliver cash in lieu of Excess Shares equal to the number of Excess Shares multiplied by the Last Reported Sale Price on the applicable Conversion Date.

5.	Redemption

(A)	Redemption Amount

Upon redemption at maturity in accordance with Condition 5(B), the Company shall pay to the Holder of each outstanding Bond the amount of the principal of such Bond plus a premium on such Bond (“Redemption Price”) in order to ensure an Internal Rate of Return with respect to such Bond of 6.00%.

(B)	Redemption at Maturity

Unless previously redeemed, converted, repurchased or purchased and cancelled, the Bonds will be redeemed by the Company at the Redemption Price on the fifth anniversary date of the Issue Date (the “Maturity Date”).

6.	Payments

(A)	Payments in respect of Bonds

Save as provided in Condition 6(B) below, payment of principal, interest and Redemption Price, as the case may be, will be made by wire transfer to the registered account of the Holder. Payments of payments of principal, interest or Redemption Price due otherwise than on an Interest Payment Date will only be made against surrender of the relevant Bond certificate at the specified office of the Company. Interest on Bonds due on an Interest Payment Date will be paid to the holder shown on the Register of Bondholders at the close of business on the record date.

For the purposes of this Condition, a Holder’s “registered account” means the account maintained by or on behalf of it with a bank, details of which appear on the Register of Bondholders at the close of business, in the case of principal on the second Business Day before the due date for payment and, in the case of interest, on the relevant record date, and a Holder’s “registered address” means its address appearing on the Register of Bondholders at that time

(B)	Payment on Business Days

Where payment is to be made by transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day, for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day preceding the due date for payment or, in the case of a payment of principal, interest or Redemption Price due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Bond Certificate is surrendered at the specified office of the Company.

Bond holders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, or if the Bond holder is late in surrendering its Bond Certificate (if required to do so).

(C)	Withholding Taxes

The Company shall deduct and withhold from all payments the amounts required to be deducted and withheld under applicable law. Any amounts withheld shall be timely paid over the appropriate governmental authority in accordance with applicable law. To the extent that amounts are deducted and withheld from payments, such deducted and withheld amounts shall be treated for all purposes as having been paid to the person in respect of whom such deduction and withholding was made. If a payment is payable (in whole or in part) in consideration other than cash and if the cash portion of any such payment is insufficient to satisfy all required tax withholding obligations, the Company shall retain an amount of the non-cash consideration otherwise payable equal in value to the amount required to satisfy any applicable withholding taxes (as reasonably determined by the Company).

Each holder of a Bond shall, to the extent it is legally able to do so, provide the Company with documentation, including an IRS Form W-9 or the applicable IRS Form W-8, along with other documentation requested by the Company to allow the Company to reduce applicable United States withholding tax pursuant to a tax treaty with the United States or an exemption from withholding under the Internal Revenue Code of 1986, as amended.

7.	Repurchase Rights

(A)	Mandatory Repurchase at Option of Holder

From and including the third year anniversary date of the Issue Date up to and including the date falling one month prior to the Maturity Date, the Holder may at its option, having given not less than six (6) months’ written notice to the Company in accordance with Condition 13 (which notice shall specify the date fixed for repurchase), require the Company to repurchase its Bond at a repurchase price equal to the principal of such Bond plus a premium on such Bond in order to ensure an Internal Rate of Return with respect to such Bond of 6.00%.

(B)	EOD Repurchase

If an Event of Default has occurred and is continuing, and with the approval by the Bondholders of at least 25% in aggregate principal amount of the Bonds then outstanding, the Holder shall be entitled to require, by providing a written notice, its Bond to be repurchased by the Company at a repurchase price equal to the principal of such Bond plus a premium on such Bond in order to ensure an Internal Rate of Return with respect to such Bond of 8.00%.

(C)	Right of Holders to Require the Company to Repurchase Bonds upon a Fundamental Change

(i)

Subject to the other terms of this Condition 7(C), if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Bonds (or any portion thereof in KRW1,000,000 increments) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(ii)

If the principal amount of the Bonds has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration resulting solely from an Default by the Company in the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Condition 7(C)(iv), on such Fundamental Change Repurchase Date), then (a) the Company may not repurchase any Bonds pursuant to this Condition 7(C); and (b) the Company will cause any Bonds theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof.

(iii)

The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Condition 7(C)(v).

(iv)

The Fundamental Change Repurchase Price for any Bond to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Bond plus accrued and unpaid interest on such Bond to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Condition 6(B) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Bonds to, but excluding, such Interest Payment Date will be paid, in accordance with Condition 6(B), on the next Business Day to Holders; and (y) the Fundamental Change Repurchase Price will include interest on Bonds to be repurchased from, and including, such Interest Payment Date.

(v)	On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(a)	briefly, the events causing such Fundamental Change;

(b)	the effective date of such Fundamental Change;

(c)	the procedures that a Holder must follow to require the Company to repurchase its Bonds pursuant to this Condition 7(C), including the deadline for exercising the Fundamental Change

Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(d)	the Fundamental Change Repurchase Date for such Fundamental Change;

(e)	the Fundamental Change Repurchase Price per KRW1,000,000 principal amount of Bonds for such Fundamental Change;

(f)	the Conversion Rate in effect on the date of such Fundamental Change Notice;

(g)

that Bonds for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(h)

that Bonds (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(vi)	Procedures to Exercise the Fundamental Change Repurchase Right

(a)	To exercise its Fundamental Change Repurchase Right for a Bond following a Fundamental Change, the Holder thereof must deliver to the Company:

A.

before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Bond; and

B.	such Bond, duly endorsed for transfer.

(b)	Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Bond must state:

A.	the certificate number of such Bond;

B.	the principal amount of such Bond to be repurchased, which must be KRW1,000,000 or any integral amount in excess thereof; and

C.	that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Bond.

(c)

A Holder that has delivered a Fundamental Change Repurchase Notice with respect to Bond may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

A.	the certificate number of such Bond;

B.	the principal amount of such Bond to be withdrawn, which must be KRW1,000,000 or any integral amount in excess thereof; and

C.	the principal amount of such Bond, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination.

Upon receipt of any such withdrawal notice with respect to a Bond (or any portion thereof), the Company will (if such Bond is surrendered to the Company, cause such Bond (or such portion thereof) to be returned to the Holder thereof.

(vii)

The Company will cause the Fundamental Change Repurchase Price for a Bond (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date such Bond is delivered to the Company. For the avoidance of doubt, interest payable pursuant to the proviso to Condition 7(C)(iv) on any Bond to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Bond is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Condition 7(C)(vii).

(viii)

Notwithstanding anything to the contrary in this Condition 7(C), the Company will be deemed to satisfy its obligations under this Condition 7(C) if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Bonds otherwise required by this Condition 7(C) in a manner that would have satisfied the requirements of this Condition 7(C) if conducted directly by the Company and (ii) an owner of a beneficial interest in the Bonds would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased the Bonds.

(ix)

Notwithstanding anything to the contrary in this Condition 7(C), the Company will not be required to send a Fundamental Change Notice pursuant to Condition 7(C)(v), or offer to repurchase or repurchase any Bonds pursuant to this Condition 7(C), in connection with a Fundamental Change occurring pursuant to Condition 7(C)(ii)(b) (or pursuant to Condition 7(C)(i) that also constitutes a Fundamental Change occurring pursuant to Condition 7(C)(ii)(b)) of the definition thereof, if (i) such Fundamental Change constitutes a Share Exchange Event for which the Reference Property consists only of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Bonds become convertible, pursuant to Condition 6(E) into consideration that includes such cash in an amount per KRW1,000,000 aggregate principal amount of Bonds that equals or exceeds the Fundamental Change Repurchase Price per KRW1,000,000 aggregate principal amount of Bonds (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required.

(x)

The Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Bond. However, to the extent that the provisions of any securities laws or regulations adopted after the date on which the Bonds are first issued conflict with the provisions of this Bond relating to the Company’s obligations to effect a Repurchase Upon Fundamental Change, the Company will comply with such applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Bond by virtue of such conflict.

(xi)

Subject to the terms of this Condition 7(C), Bonds may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Condition 7(C) applying to the repurchase of a Bond in whole will equally apply to the repurchase of a permitted portion of a Bond.

8.	Events of Default

(A)	If any of the following events (each an “Event of Default”) shall occur and shall be continuing:

(i)

the Company fails to make payment of (i) any interest when due and payable and such failure continues unremedied for a period of thirty (30) days; or principal of any Bond when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise and such failure continues unremedied for a period of five (5) Business Days;

(ii)

the Company fails to perform or violates in any respect any other obligations under these Terms and Conditions and such failure or violation is not remediable or, if remediable, continues unremedied for a period of thirty (30) days from the date the Bondholders of at least 25% in aggregate principal amount of the Bonds then outstanding transmit notice to the Company with respect thereto;

(iii)

(a) any present or future indebtedness of the Company or any Significant Subsidiary of the Company for or in respect of moneys borrowed or raised in excess of US$10,000,000 (or its foreign currency equivalent) becomes (or is declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default, non-performance or the like (howsoever described), or (b) any such indebtedness of the Company or any Significant Subsidiary of the Company is not paid when due or, as the case may be, within any applicable grace period, and, in each case such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within sixty (60) days after written notice to the Company by Bondholders of at least 25% in aggregate principal amount of Bonds then outstanding;

(iv)

(a) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or (b) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

(v)

any term of the Bonds ceases to be, or is claimed by the Company not to be, in full force and effect or the Company repudiates or rescinds or evidences an intention to repudiate or rescind any term of the Bond; or

(vi)

the Company fails to timely issue and deliver to the Holder the Conversion Securities upon Holder’s conversion of the Bond in accordance with the terms of these Terms and Conditions and such failure is not cured for five (5) Business Days or, if the Conversion Securities is KDR, the KDR is either not listed, registered or become subject to any restriction on the Holder’s ability to dispose of the same, then, and in each and every such case (other than an Event of Default specified in Condition 8(A)(iv) with respect to the Company), Bondholders of at least 25% in aggregate principal amount of the Bonds may give written notice to the Company at its specified office that such Bonds are, and it shall accordingly forthwith become, immediately due and repayable at its outstanding principal amount together with accrued interest and all other amounts in accordance with Condition 7(B), without further formality. Notwithstanding the foregoing, upon the occurrence of a Default potentially giving rise to an Event of Default specified in Condition 8(A)(iv) that is reasonably expected to be curable, Bondholders of at least 25% in aggregate principal amount of the Bonds may give the Company a ninety (90) day period to cure such Event of Default.

If an Event of Default specified in Condition 8(A)(iv) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Bonds shall become and shall automatically be immediately due and payable. For the avoidance of doubt, a meeting of the Bondholders will not be necessary for any Bonds to be declared immediately due and payable under this Condition.

(B)

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Bonds, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Bonds that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Condition 9(B), then and in every such case (except as provided in the immediately succeeding sentence) the Bondholders of at least a majority in aggregate principal amount of the Bonds, by written notice to the Company, may waive all Events of Default or any matter or event which, with the passage of time, may constitute an Event of Default (a “Default”) with respect to the Bonds and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Bonds; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price, if applicable) of, or accrued and unpaid interest on, any Bonds, (ii) a failure to repurchase any Bonds when required, or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Bonds.

For so long as any of the Bonds is outstanding, the Company shall notify the Bondholders within thirty (30) days after obtaining knowledge of the occurrence of any Event of Default or Default, provided that the Company shall not be required to deliver such notice if such Event of Default or Default (as applicable) has been cured.

9.	Meetings of Bondholders; Extraordinary Resolution; Amendments Without Consent of the Bondholders

(A)	Meetings of Bondholders

(i)

A meeting of the Bondholders may be convened to consider matters relating to the Bonds, including the modification of any provision of these Terms and Conditions. Such a meeting may be convened by the Company and shall be convened by it upon the request in writing of Bondholders holding not less than 30% of the aggregate principal amount of the outstanding Bond.

(ii)

At least twenty-one (21) days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall be given in the manner provided in these Terms and Conditions, shall specify the day, time and place of meeting, the nature of the resolutions to be proposed and shall include a statement to the effect that the Bondholders may appoint representatives by resolution in English of their directors or other governing body or letter executed by its duly authorized officer and by delivering an executed copy of such document to the Company not later than twenty-four (24) hours before the time fixed for the meeting.

A Bondholder which is a corporation, limited partnership or any other legal entity may, by delivering to the Company not later than 24 hours before the time fixed for any meeting, a resolution of its directors or other governing body or an appointment letter executed by its duly authorized officer, authorize any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders. Any representative appointed pursuant to the above shall, so long as such appointment remains in force, be deemed for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment to be the holder of the Bonds to which such appointment relates.

(iii)

A meeting of Bondholders shall, subject to these Terms and Conditions and without prejudice to any powers conferred on other persons by these Terms and Conditions, have power by Extraordinary Resolution to:

(a)

sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Company or any other person or body whether or not those rights arise under these Terms and Conditions;

(b)	sanction the exchange or substitution for the Bonds;

(c)	assent to any modification of these Terms and Conditions (including, without limitation, the conditions of this Schedule) and/or the Bonds proposed by the Company;

(d)	authorize anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(e)	give any authority, direction or sanction required to be given by Extraordinary Resolution;

(f)	make any change that does not adversely affect the rights of any Bondholder;

(g)

appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution; and

(h)

waive or authorize any breach or proposed breach by the Company of its obligations under these Terms and Conditions or any other conditions which might otherwise constitute an Event of Default or Default.

(iv)

No business (other than electing the chairperson for the meeting) shall be transacted at a meeting unless a quorum is present at the commencement of business. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Bonds or, at any adjourned meeting, one or more persons being or representing Bondholders whatever the principal amount of the Bonds held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Bonds, to reduce the amount of principal or interest payable on any date in respect of the Bonds, to alter the method of calculating the amount of any payment in respect of the Bonds or the date for any such payment, to change the currency of payments under the Bonds or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a “Reserved Matter”)) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Bondholders at which one or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Bonds form a quorum.

(v)

If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

(B)	Extraordinary Resolution

(i)

A resolution passed by (a) Bondholders holding a majority in principal amount of Bonds outstanding and voting at a meeting duly convened and held in accordance with these Terms and Conditions or (b) by a resolution in writing signed by the Bondholders holding a majority in the principal amount of Bonds outstanding (an “Extraordinary Resolution”) will be binding on all Bondholders whether or not they were present at the meeting.

(ii)

A resolution in writing signed by or on behalf of the requisite Bondholders who for the time being are entitled to receive notice of a meeting held in accordance with the provisions herein contained shall for all purposes be as valid and effectual as an Extraordinary Resolution passed at a meeting of such Bondholders duly convened and held in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Bondholders.

(C)	Amendments Without Consent of the Bondholders

(i)	The Company may from time to time and at any time enter into an amendment or amendments hereto for one or more of the following purposes:

(a)	to cure any ambiguity, omission, defect or inconsistency;

(b)	to provide for the assumption by a Successor Company of the obligations of the Company under the Bonds;

(c)	to add guarantees with respect to the Bonds;

(d)	to secure the Bonds;

(e)	to add to the covenants or Events of Default of the Company for the benefit of the Bondholders or surrender any right or power conferred upon the Company;

(f)

in connection with any Share Exchange Event, to provide that the Bonds are convertible into Reference Property, and make such related changes to the terms of the Bonds to the extent expressly required by Conditions 4(A)(iv)-(vii);

(g)	to comply with the rules of any applicable depositary, including DTC, so long as such amendment does not adversely affect the rights of any Bondholder;

(h)	to increase the Conversion Rate as provided in the Bonds;

(ii)	The Company is hereby authorized to execute any such amendment and to make any further appropriate agreements and stipulations that may be therein contained.

(iii)

Any amendment authorized by the provisions of this Condition 9)C( may be executed by the Company without the consent of any Bondholder; provided that the Company shall notify the Bondholder in writing within five (5) Business Days from the date of the execution of such amendment.

10.	Prescription

The Bonds will become void unless presented for payment within ten (10) years for the Redemption Price and five (5) years for the interest payment and, in each case from the relevant due date for payment in respect thereof.

11.	Replacement of Bonds

Should the Bonds be lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable Laws, at the specified office of the Company upon payment by the claimant of the expenses incurred in connection with the replacement and upon such terms as to evidence and indemnity as the Company may reasonable require. A mutilated or defaced Bonds must be surrendered before replacements will be issued.

12.	Governing Law and Jurisdiction

The Bonds shall be governed by and construed in accordance with the Laws of the State of New York, exclusive of conflict or choice of law rules.

Any dispute, controversy or claim arising under or in connection with the Bonds and any subsequent amendments of the Bonds, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, shall be referred to and finally settled by arbitration administered by the SIAC in accordance with the Arbitration Rules, which Arbitration Rules are deemed to be incorporated by reference into this Condition. If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control.

(i)	The seat, or legal place, of the arbitration shall be Singapore.

(ii)

The number of arbitrators shall be three. Each disputing Party shall nominate one arbitrator within 30 days after submitting or receiving the Notice of Arbitration, respectively, and the two party-nominated arbitrators shall nominate the third arbitrator, who shall serve as the presiding arbitrator, within 30 days after the second party-nominated arbitrator’s appointment. The Parties to the arbitration shall not be limited in their selection to any prescribed list.

(iii)	The language to be used in the arbitration proceedings shall be English.

(iv)

The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and the disputing Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction.

13.	Notices

All notices to the Bondholders will be valid if mailed to them at their respective addresses in the register of Bondholders maintained by the Company. Any notice shall be deemed to have been given on the fourth Business Day after being so mailed.

14.	Currency Calculations

Any price of our Common Shares (or such other security) that is reported in United States dollars shall be converted, as necessary, into KRW by the Company based on the Exchange Rate as of the Business Day which immediately precedes the date of such share price.

EXHIBIT C

FORM OF CONVERSION NOTICE

Inovio Pharmaceuticals, Inc.

1.0% Convertible Bonds due 2024

Name:

Date:

Address:

Signature:

To:	Inovio Pharmaceuticals, Inc. (the “Company”)

I/We, being the holder(s) (or beneficiary interest holder(s)) of the Bonds specified below elect to convert such Bonds into the shares of stock of the Company (“Common Shares”) in accordance with the Terms and Conditions of the Bonds.

Total number of Bond(s) to be converted (in KRW1,000,000 increments):

Identifying Number(s) of Bonds:

Total principal amount of Bonds to be converted:

1.	I/We hereby request that the certificate(s) for the Conversion Securities (together with any other securities, property or cash) required to be delivered upon conversion be delivered as follows:

in case of physical delivery of the Conversion Securities, Conversion Securities are to be delivered to my/our Custodian as set forth below:

Name:

Address:

N.B.

(i)	This Conversion Notice will be void unless Section 1 is duly completed.

(ii)

Your attention is drawn to the Terms and Conditions of the Bonds with respect to the condition precedent which must be fulfilled before the Bonds specified above will be treated effectively deposited for conversion.

Date:	Signature(s)

Print Name(s)

C - 2

EXHIBIT D

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Inovio Pharmaceuticals, Inc.

1.0% Convertible Bonds due 2024

To:	Inovio Pharmaceuticals, Inc. (the “Company”)

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Bonds identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	KRW * aggregate principal amount of

the Bonds identified by Certificate No.                 .

The undersigned acknowledges that this Bond, duly endorsed for transfer, must be delivered to the Company before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

D - 2

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached hereto]

E-1

ANNEX A

DEFINITIONS

Unless the context otherwise requires, in this Annex A and each Financing Document (or other document) to which this Annex A is attached:

(a)	A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(c)	The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(d)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(e)

Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Financing Document (or other document)) and include any Annexes, Exhibits and Terms and Conditions attached thereto.

(f)

References to any applicable Law shall include such applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(g)

References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Financing Document (or other document)), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(h)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i)

The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Financing Document (or other document) shall refer to this Annex A or such Financing Document (or other document) as a whole and not to any particular provision hereof or thereof, and Article, Section, Condition, Annex, and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Conditions and Exhibits to, the relevant Financing Document (or other document) unless otherwise specified; provided that references to “Conditions” shall be references to specified conditions set forth in the Terms and Conditions.

(j)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

Annex A-1

“Action” has the meaning set for in Section 5.6 of the Subscription Agreement.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 50% or more of any class of equity interests of the Company or any Subsidiary as the largest shareholder, or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 50% or more of any class of equity interests as the largest shareholder. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations issued thereunder.

“Arbitration Rules” has the meaning set forth in Section 13.2 of the Subscription Agreement.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” or “Board” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Bonds” has the meaning set forth in the recital of the Subscription Agreement.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in Seoul, Korea, the State of Pennsylvania or the State of New York are authorized or required by law to remain closed.

“Certificate of Incorporation and Bylaws” mean certificate of incorporation, as amended, and the bylaws of the Company

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but, for the avoidance of doubt, excluding any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“close of business” means 5:00 p.m. (New York City time).

“Closing” has the meaning set forth in Section 4 of the Subscription Agreement.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means shares of the Company’s common stock, par value $0.001 per share, subject to Condition 4(E).

“Company” has the meaning set forth in the preamble to the Subscription Agreement and as used herein includes any Subsidiary, where applicable.

Annex A-2

“Company Group” means, collectively, the Company and its Subsidiaries.

“Conversion Date” has the meaning set forth in Condition 4(B)(i) of the Terms and Conditions.

“Conversion Notice” has the meaning set forth in Condition 4(B)(i) of the Terms and Conditions.

“Conversion Period” has the meaning set forth in Condition 4(A)(ii) of the Terms and Conditions.

“Conversion Price” means as of any time, KRW1,000,000, divided by the Conversion Rate as of such time.

“Conversion Rate” has the meaning set forth in Condition 4(A)(i) of the Terms and Conditions.

“Conversion Right” means the right of the Holder to convert its Bonds into Conversion Securities (or depositary receipts or shares of any other class or classes of the Company’s capital resulting from any sub-division, consolidation or re-classification thereof).

“Conversion Obligation” means the obligation of the Company to deliver Conversion Securities upon the exercise by a Holder of its Conversion Right in accordance with, and pursuant to the Terms and Conditions.

“Conversion Securities” means the Common Shares or KDRs to be issued as a result of the conversion of Bonds pursuant to the Terms and Conditions.

“Current Market Price” means, with respect to a given Reset Date, the twenty (20) day volume weighted average closing price of the shares of Common Shares listed on NASDAQ (or the other principal U.S. national or regional securities exchange on which the Common Shares are traded at such) for the twenty (20) Trading Days immediately preceding such Reset Date as converted into KRW by the Company based on Exchange Rate as of the Business Day which immediately precedes such Reset Date; provided, however, that (i) if the Common Shares are not listed for trading on a U.S. national or regional securities exchange but the KDRs are listed for trading on the KOSDAQ on the relevant date, the Current Market Price means, with respect to a given Reset Date, the twenty (20) day volume weighted average closing price of the KDRs listed on KOSDAQ and, for the avoidance of doubt, no currency rate adjustment shall be applied and (ii) if the Common Shares are not listed for trading on a U.S. national or regional securities exchange and the KDRs are not listed for trading on the KOSDAQ on the relevant date, the Current Market Price will be the same price as the Current Market Price as was most recently capable of being determined.

“Default” has the meaning set forth in Condition 8(B) of the Terms and Conditions.

“Depositary Bank” means a depositary bank where the Common Shares will be deposited in the account of the KSD as the issuer of KDRs representing such Common Shares.

“Disqualified Investor” means any Person whose primary business activity involves the research, development, marketing, commercialization, sale and/or distribution of pharmaceutical products, and any Affiliate of such Person, together with those Person who are otherwise competitors of the Company that have been separately identified in writing by the Company to the Bondholders from time to time.

“Distributed Property” has the meaning set forth in Condition 4(C)(i)(c) of the Terms and Conditions.

“Effective Date” means the first date on which shares of the Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Annex A-3

“Employee Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability.

“Environmental Laws” has the meaning set forth in Section 5.20 of the Subscription Agreement.

“Event of Default” has the meaning set forth in Condition 8(A) of the Terms and Conditions.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, as of any date of determination, the foreign exchange rate between Korean Won and US Dollar determined by the final Korean Won and US Dollar base rate announced by KEB Hana Bank on the immediately preceding Business Day (Korea time).

“Ex-Dividend Date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Extraordinary Resolution” has the meaning set forth in Condition 9(B)(i) of the Terms and Conditions.

“Financing Documents” means the Subscription Agreement, all schedules and exhibits hereto and the Bonds.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, any of its Wholly Owned Subsidiaries or any employee benefit plans of the Company or any of its Wholly Owned Subsidiaries, has become and files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Common Equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding Common Equity; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or a change in par value, of the Common Stock); provided, however, that any merger,

Annex A-4

consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts or shares representing shares of common stock, which depositary receipts or shares are listed) on any of The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or the Nasdaq Capital Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Share Exchange Event whose Reference Property consists of such consideration. For purposes of this definition, any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso).

For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Bonds by the Company pursuant to a Repurchase Upon Fundamental Change. The Fundamental Change Repurchase Date must satisfy Condition 7(C)(iii).

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit D) containing the information, or otherwise complying with the requirements, set forth in Condition 7(C)(vi)(A) and Condition 7(C)(vi)(B).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Bond upon its Repurchase Upon Fundamental Change, calculated pursuant to Condition 7(C)(iv).

“Fundamental Change Repurchase Right” has the meaning set forth in Condition 7(C)(i) of the Terms and Conditions

“Government Authority” means any nation, state, sovereign, or government including any federal, regional, state, local or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Official” means any officer, employee or any other Person acting in an official capacity for any Governmental Authority to any political party or official thereof or to any candidate for political office.

Annex A-5

“Hedging Transactions” means all “short sales” (as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) of Common Shares or KDRs, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions to hedge an investment in the Bonds and the Conversion Securities.

“IAI” means an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act.

“IAI Bonds” means Bonds initially sold in reliance on Rule 506 of Regulation D under the Securities Act to IAIs.

“Indemnified Parties” has the meaning set forth in Section 10.1 of the Subscription Agreement.

“Intellectual Property” means patents and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, trademarks, service marks, mask works, trade names, trade dress, logos, and combinations thereof including all goodwill associated therewith, copyrights, works of authorship and moral rights, processes, licenses (software or otherwise) and any applications for the foregoing, trade secrets, know-how, confidential and proprietary information, designs and other proprietary rights.

“Interest Payment Date” has the meaning set forth in Condition 2 of the Terms and Conditions.

“Issue Date” has the meaning set forth in Section 2.1 of the Subscription Agreement.

“Internal Rate of Return” means, with respect to any Bond, the interest rate that makes the sum of the net present value of (i) the Subscription Price for such Bond (expressed as a negative number) and (ii) all of the amounts paid or distributed by the Company in respect of such (expressed as a positive number) when discounted by such interest rate (on a compounded annual rate basis for the period between the Issue Date and each payment date or each distribution date), equal to zero.

“Investors” has the meaning set forth in the preamble to the Subscription Agreement.

“KDR” means Korea Depository Receipts representing Common Shares that may in the future be issued by the Company through the KSD and listed on the KOSDAQ.

“Korea” means The Republic of Korea.

“Korean Won” or “KRW” means the lawful currency of Korea.

“KOSDAQ” the KOSDAQ Market of the Korea Exchange.

“Knowledge” means, with respect to the Company, the actual knowledge of the executive officers of the Company.

“KSD” has the meaning set forth in Condition 4(B)(iii)(a) of the Terms and Conditions.

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case,

Annex A-6

the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange but the KDRs are listed for trading on the KOSDAQ on the relevant date, the “Last Reported Sale Price” shall be the closing sale price per KDR on the KOSDAQ (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the KOSDAQ, in each case, as adjusted to account for the number of Common Shares represented by each KDR and the Exchange Rate. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange and the KDRs are not listed for trading on the KOSDAQ on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Laws” means any statute, law, regulation or rule of any jurisdiction, court or any Government Authority.

“Licenses” has the meaning set forth in Section 5.15 of the Subscription Agreement.

“Lien” means any lien, mortgage, pledge, assignment for security, security interest, charge, attachment, preliminary attachment, adverse claim or other encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, whether or not made, whether or not contingent, whether or not statutory.

“Long-Stop Date” has the meaning set forth in Section 11.1(d) of the Subscription Agreement.

“Manager” has the meaning set forth in Section 14.10 of the Subscription Agreement.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Change” or “Material Adverse Effect” means any change, event, or effect that is, individually or in the aggregate, materially adverse to the business, assets, financial condition, regulatory status or results of the operations of the Company and its Subsidiaries, taken as a whole.

“Maturity Date” has the meaning set forth in Condition 5(B) of the Terms and Conditions.

“MOEF” means the Ministry of Economy and Finance of Korea.

“Money-Laundering Laws” has the meaning set forth in Section 5.25 of the Subscription Agreement.

“NASDAQ” has the meaning set forth in the recital of the Subscription Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“open of business” means 9:00 a.m. (New York City time).

“Order” means any judgment, award, decree, ruling or any other order of any Government Authority.

Annex A-7

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“record date” has the meaning set forth in Condition 2 of the Terms and Conditions.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Price” has the meaning set forth in Condition 5(A) of the Terms and Conditions.

“Reference Property” has the meaning set forth in Condition 4(E)(i) of the Terms and Conditions.

“Register of Bondholders” has the meanings given to such term in Section 8.3 of the Subscription Agreement.

“registered address” has the meaning set forth in Condition 6(A) of the Terms and Conditions.

“Regulation S” means Regulation S under the Securities Act.

“representative” has the meaning set forth in Condition 9(A)(ii) of the Terms and Conditions.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Condition 7(C).

“Resale Restriction Termination Date” means, in the case of an IAI Bond, one year after the last original issuance date of the Bonds.

“Reserved Matter” has the meaning set forth in Condition 9(A)(iv) of the Terms and Conditions.

“Reset Date” has the meaning set forth in Condition 4(D) of the Terms and Conditions.

“Samsung Investment Trusts” has the meaning set forth in Section 14.10 of the Subscription Agreement.

“Samsung Securities” has the meaning set forth in Section 14.10 of the Subscription Agreement.

“Sanctioned Person” means any person, organization or vessel (i) designated on the OFAC list of “Specially Designated Nationals and Blocked Persons”, or on any list of targeted persons issued under Law pertaining to Sanctions of the United Nations, or by Her Majesty’s Treasury or any other country where the Seller has a business entity; (ii) that is, or is part of, a government of a Sanctioned Territory; (iii) owned or controlled by any of the foregoing; (iv) located within or operating from a Sanctioned Territory; or (v) otherwise targeted under any Laws pertaining to Sanctions, in each case, as at the date of this Agreement.

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo prescribed, and amended from time to time, under Laws pertaining to the Sanctions, which countries, as of the date of this Agreement, include Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of Ukraine.

Annex A-8

“Sanctions” means, collectively, sanctions from time to time administered by the OFAC, or by the U.S. Department of State or by Her Majesty’s Treasury or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council or any other relevant Governmental Authorities and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange Event” has the meaning set forth in Condition 4(E)(i) of the Terms and Conditions.

“Shinhan Investment” has the meaning set forth in Section 14.10 of the Subscription Agreement.

“Shinhan Investment Trusts” has the meaning set forth in Section 14.10 of the Subscription Agreement.

“SIAC” has the meaning set forth in Section 13.2 of the Subscription Agreement.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any noncontrolling interests for the last completed fiscal year prior to the date of such determination exceeds US$10,000,000.

“Spin-Off” has the meaning set forth in Condition 4(C)(i)(c) of the Terms and Conditions.

“Subscription” has the meaning set forth in the recital of the Subscription Agreement.

“Subscription Agreement” has the meaning set forth in Exhibit A of the Form of Bond Certificates.

“Subscription Price” has the meaning set forth in Section 2.2 of the Subscription Agreement.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, firm, association, trust or other entity, more than 50% of whose equity interests in the aggregate are owned directly and/or indirectly by the Company.

“Terms and Conditions” means the terms and conditions of the Bonds attached hereto as Exhibit B.

“Trading Day” means a day on which (i) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on the NASDAQ or, if the Common Shares (or such other security) are not then listed on the NASDAQ, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Shares (or such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of adjustments to the Conversion Rate on a Reset Date where KDRs are listed on the KOSDAQ pursuant to Condition 4(B)(iii)(b) of the Terms

Annex A-9

and Conditions, “Trading Day” means a day on which trading in the KDRs generally occurs on the KOSDAQ.

“Trigger Event” has the meaning set forth in Condition 4(C)(i)(c) of the Terms and Conditions.

“US Dollars” or “US$” means the lawful currency of the United States.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“unit of Reference Property” has the meaning set forth in Condition 4(E)(i) of the Terms and Conditions.

“Valuation Period” has the meaning set forth in Condition 4(C)(i)(c) of the Terms and Conditions.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Annex A-10